Exhibit 23.1

PLS CPA, A Professional Corp.

t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111 t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

June 29, 2012

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements on Form 10-K of Mustang Geothermal Corp. (formerly Urex Energy Corp.) of our report dated on June 29, 2012, with respect to the audited financial statements of Mustang Geothermal Corp., included in Form 10-K for the year ended March 31, 2012.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.

Registered with the Public Company Accounting Oversight Board